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                                                                 EXHIBIT 10.21


                 AGREEMENT AS CONDITION TO CONSENT TO SUBLET

     This Agreement is made an entered into by and between Metro Center Associates, Limited Partnership, a New Mexico limited partnership ("Lessor") and True Vision International, Inc., a Delaware corporation ("Subtenant") effective April 26, 1999.

                                   RECITALS

     A. Lessor is the owner of the building located on the real estate commonly referred to as 1720 Louisiana Blvd. NE, Metro Centre, City of Albuquerque, Bernalillo County, New Mexico ("Building").

     B. Lessor leases space in the Building to Interim HealthCare, Inc. ("Lessee") pursuant to a written lease ("Lease"), including the space referred to as Suite 110 ("Suite 110").

     C. Subtenant desires to sublet Suite 110 from Lessee pursuant to a written sublease ("Sublease"). Lessee may not sublet Suite 110 to Subtenant without the prior written consent of Lessor.

     D. Subtenant already leases space within the Building under a directly lease from Lessor ("Principal Lease").

     E. Lessor is willing to give its consent to Lessee to sublet Suite 110 to Subtenant upon certain conditions, one of which is that Subtenant enter into an agreement with Lessor.

     NOW, THEREFORE, in consideration of the foregoing, Lessor consenting to Lessee subletting Suite 110 to Subtenant, and the mutual promises stated below, Lessor and Subtenant agree as follows:

1. LIMITATION OF LIABILITY. Lessor's responsibility for liability to Subtenant, or to Subtenant's officers, directors, shareholders, partners, agents, contractors or invitees, arising out of or resulting from Subtenant's occupancy of Suite 110 shall be limited as provided in the Principal Lease.

2. SUBTENANT'S INDEMNITY. Subtenant's hereby agrees to and will defend, indemnify and hold harmless Lessor and Lessor's officers, directors, shareholders, partners, members, agents and employees from and against all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses, and disbursements (including court costs and reasonable attorneys' and/or paralegal fees) resulting from any injuries to or death of any person or damage to any property occurring in or about the Building or Suite 110 caused in whole or in part by Subtenant's negligence or other tortious conduct.

3. LIMITATION REGARDING SUBLEASE. Subtenant agrees that the Sublease does not grant to, transfer to or confer upon Subtenant any enforceable rights against Lessor, and that by consenting


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to Leasee subletting Suite 110 to Subtenant, and by executing and delivering to Lessee any written consent to sublease, Lessor undertakes no obligations to Subtenant. Lessor's only affirmative obligations to Subtenant arising out of Subtenant's occupancy of Suite 110 are those expressly stated in this Agreement.

4. NOTICES. Any notice which may be given by one party to the other party, under this Agreement or under any statute, may and shall be given in the manner provided in the Principal Lease.

5. FEES AND COSTS. In addition to all other relief or remedy, in any action or proceeding to enforce this Agreement, for interpretation or construction of this Agreement, or on account of any alleged breach of or default under this Agreement, the prevailing party as determined by the trier of fact shall be entitled to recover from the opposing party or parties reasonable attorney's fees and costs incurred by the prevailing party in connection with such action, including, but not limited, during any investigation of a litigated matter, and on appeal thereof. Costs shall include the cost of all depositions reasonably necessary to be taken in connection with any proceeding, whether or not actually used in the proceeding. The term "prevailing party" means the party that obtains substantially the relief sought, whether by compromise, settlement or judgment.

6. AMENDMENTS. This Agreement may be amended only by a writing executed by both parties hereto.

7. INTERPRETATION. The captions pertaining to the sections and paragraphs of this Agreement are for convenience only, and shall not be relied upon to limit, augment or modify the text of any section or paragraph. Unless otherwise provided, all words have the meaning given them in ordinary and customary English usage. The parties have agreed to the particular language of this Agreement. Any question of doubtful interpretation shall not be resolved by any rule providing for interpretation against the party who causes the uncertainty to exist or against the draftsman. All pronouns used in this Agreement shall be read to include all genders as the context requires.

8. LIMITATION ON INDEMNITY. Notwithstanding anything to the contrary contained in this Agreement, any indemnitor's obligation to indemnify shall not extend to liability, claims, damages, losses or expenses, including attorney fees, arising out of:

     a. the preparation or approval of maps, drawing, opinions, reports, surveys, change orders, designs or specifications by the indemnitee, or agents or employees of the indemnitee; or

     b. the giving of or the failure to give directions or instructions by the indemnitee, or the agents or employees of the indemnitee, where such giving or failure to give directions or instructions is the primary cause of bodily injury to persons or damage to property.

9. SURVIVAL. All of the agreements, covenants, representations, indemnities, obligations and liabilities made or undertaken by a party to this Agreement shall continue, shall survive the execution and delivery of the Sublease and Lessor's written Consent to Lessee subletting Suite 110


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10.  SEPARABILITY. If any provision of this Agreement, or any application thereof, shall be declared invalid or unenforceable by any court of competent jurisdiction, the remainder of this Agreement, and any other application of such provision, shall continue in full force and effect.

11. ENTIRE AGREEMENT. This Agreement contains the entire agreement between Lessor and Subtenant. All prior discussions, negotiations, and agreements between Lessor and Subtenant are merged into this Agreement.

     IN WITNESS WHEREOF, Lessor and Subtenant have executed this Agreement as of the date and year first written above.

                             Metro Center Associates, Limited Partnership,
                             a New Mexico limited partnership
                             By: BGK Asset Management Corp., its limited agent


                             By:
                                 ---------------------------------------------
                                            J.F. Vigil, President



                             True Vision International, Inc.,
                             a Delaware corporation


                             By:  /s/  [Illegible]
                                 ---------------------------------------------

                             Name:
                                   -------------------------------------------

                             Title:
                                    ------------------------------------------


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